Exhibit 10.10

Automotive Financing

Cooperation Agreement

between

Shenzhen Qianhai WeBank Co., Ltd.

and Shanghai Cango Investment and

Management Consultation Service Co., Ltd.

Party A: Shenzhen Qianhai WeBank Co., Ltd.

Domicile (address): Building #7 A, Keji Shengtaiyuan, No. 1819, Shahe West Road, Nanshan District, Shezhen

Legal representative (person-in-charge): [REDACTED]1

Contact: [REDACTED]2

Party: Shanghai Cango Investment and Management Consultation Service Co., Ltd.

Domicile (address): Floor 10, Building #3 Liberty Century Plaza, No. 428 Yanggao South Road, Pudong New Area, Shanghai

Legal representative (person-in-charge): [REDACTED]3

Contact: [REDACTED]4

After friendly consultation, both parties reach below agreement to extend business cooperation on individual purchased automobile and/or automobile-related products (services), which both parties shall abide by:

Article 1     Definition

1.1	Customer(s) refers to the natural person who apply Party A for loan for purchase of designated automobile and /or automobile-related products (services).

1.2	Automotive Financing Loan Agreement refers to the Automotive Financing Loan Agreement signed between the customer and Party A (the specific name is based on the version signed by the customer) and its supplementary agreement and related attachment.

1.3	Electric Loan Certificate refers to the electric certificate that demonstrates the customer the key components of the loan including borrower, lender, loan amount, maturity, interest rate, repayment amount and payoff date, collaterals amongst others.

Article 2    Cooperation Model

Verified and referred by Party B, the customer apply Party A for loan to purchase designed new automobile and /or automobile-related products (services) and Party B provides related supporting services.

[1]	Confidential treatment requested
[2]	Confidential treatment requested
[3]	Confidential treatment requested
[4]	Confidential treatment requested

Article 3    Terms of Agreement

3.1 The terms of this agreement is two years, from April 1 2018 till April 1 2020. Neither party fails to receive written notice to terminate this agreement before expiry of agreement, then this agreement will be automatically renewed for a year and can only be renewed for one time.

3.2 All businesses before the disbursement date for single loan under this agreement within above period (inclusive) are applicable to this agreement. If the cooperation expires, the existing customers under this agreement are still applicable to the terms of this agreement till all outstanding loan of the existing customers are cleared.

Article 4     Rights and Responsibilities of Both Parties

4.1 Rights and Responsibilities of Party A

4.1.1 Responsible for establishing risk management policies, including but not limited to credit policy, review and approval criteria and post-lending management strategies.

4.1.2 Responsible for reviewing Party B’s management procedures and operation process related to businesses under this cooperation agreement.

4.1.3 Responsible for loan approval, including but not limited to fraud risk screening, grant of credit judgment and loan purpose reviewing.

4.1.4 Responsible for identifying partner financial institutions and disbursing loans to clients that are qualified for credit and meet the conditions for disbursement, but excluding the failure of Party A or its partner financial institutions to disburse loans due to reasons such as law and regulations, regulatory policies, risk policy, credit threshold, system failure and client abandoning.

4.1.5 Responsible for managing loans, including but not limited to post-lending monitoring and asset recovery.

4.1.6 Responsible for reporting loan credit reference data to the Credit Reference Center of the People’s Bank of China as required.

4.2 Rights and Responsibilities of Party B

4.2.1 Customer Services

(1) Responsible for referring customers to Party A and honestly describe Party A’s products and fee standards to such customers.

(2) Assistant Party A to collect all information needed, including but not limited to customer basic information, job information, income information, residential information, qualification and certification information, trading information (including trade counterpart and automobile purchase invoice), automobile information (including brand, automobile type, automobile series and VIN), auto ownership registration information, automobile collateral registration information and other required materials for loan screening.

(3) Responsible for verifying truthfulness of deals and check all information collected to ensure the truthfulness, completeness and validity of all information.

(4) Party B shall obtain clear authorization from any customer, should it fill in the loan materials on behalf of the customer.

(5) For any customer that has been reviewed by Party A and deemed to a qualified customer for the loans, loans shall be granted by Party A or Party A’s partner financial institutions with priority, and Party B is not allowed to grant such loans by itself or via other third parties without Party A’s acknowledgement.

4.2.2 Automobile Services

(1) Responsible for helping Party A check and assess vehicles and synchronize the checking and assessment results with Party A.

(2) Responsible for organizing and accompanying customers to undergo automobile ownership registration. If the owner of the motor vehicle register certificate is not under such a customer, Party A’s prior written consent shall be obtained.

(3) Responsible for helping Party A verify the automotive insurances bought by a customer, including but not limited to car loss insurance, robbery and theft insurance or GPS product liability insurance and third party liability insurance, and the first beneficiary of the policy shall be Party A and/or a third party designated by Party A. Of which, the insurance amount of the car loss insurance, robbery and theft insurance or GPS product liability insurance shall not be less than the loan amount, while the insurance amount of third party liability insurance shall be no less than RMB100,000, and the insurance period shall cover the loan period.

(4) Responsible for undergoing the registration for security interest of automobile collateral or release such security interest, and undertake the losses of Party A or Party A’s partner financial institution resulted from the defects of the collateral or Party B’s fault. If the secured party entrusts Party B or any third party institution designated by Party B to keep the automobile registration certificate of security interest, Party B shall not return the certificate to the customer without Party A’s confirmation.

(5) Responsible for daily management and monitoring of vehicles, including but not limited to installing GPS on vehicles, monitoring GPS data and sending GPS data per Party A’s requirements, if any abnormity is discovered, Party B shall report to Party A in writing on the next day of the date of knowing or should have known such abnormity, and take risk management and asset preservation measures per Party A’s requirements.

4.2.3 Loan Management Services

(1) Help Party A closely monitor risks of customers, if Party B discovers any abnormity of such a customer, it shall inform Party A within 5 calendar days and take risk management and asset preservation measures per Party A’s requirements.

(2) Help Party A collect loans legally, including but not limited to repayment reminder, arrears collection and lawsuit (arbitration). Party B’s collection manners shall be legal and rational, if the collection manners adopted by Party B are not consistent with Party A’s requirements, Party B shall undertake the losses of Party A or Party A’s partner financial institutions resulted hereunder.

(3) Subject to the requirements and consignments of Party A or Party A’s partner financial institutions, dispose of vehicles, exercise auto mortgage right and synchronize the information to Party A. Proceeds from collateral discount, sale and auction should be used to repay the principals, interests, penalty interests and other related expenses of Party A or Party A’s partner financial institutions with priority, if the proceeds from collateral disposal are not enough to repay all loans, Party B still needs to help Party A collect the loans and fulfill its subscription liability.

4.2.4 Asset Subscription Liabilities

(1) Fulfill asset subscription liabilities in accordance with the convention set out in Article 7.1 in this Agreement.

(2) When Party B and/or the affiliated companies of Party B make plans for issues that may have impact on the operation capability and collaborative business, including but not limited to change of organization structure of the company, change of business operation model, change of product status, execution or change of agreement that may have impact on this cooperation agreement or interest of Party A, Party B shall notify Party A in writing at least 15 working days before occurrence of the aforesaid issues.

(3) Upon occurrence of issues that may have impact on Party B’s operation capability and collaborative business of Party B and/or the affiliated companies of Party B, including but not limited to material negative change of operation status, that may result in huge amount of fine by competent authorities, material legal dispute, negative events (including lawsuit) involving the actual controller and key management among others, Party B shall notify Party A in writing at least 5 working days before occurrence of the aforesaid issues.

(4) If Party B fails to provide sufficient fund for subscription, Party A shall have the right to terminate the granting of loan under this agreement.

4.2.5 Other Rights and Liabilities

(1) Party B acknowledges and warrants that Party B shall not execute any other loan agreement other than the Automotive Financing Loan Agreement with customers, except for the written documents confirmed by Party A to be used for the registration of the security interest of automobile collateral or release such security interest, or release such security interest. In addition, any difference between such documents and the Automotive Financing Loan Agreement shall be subject to the latter for the identification of liabilities of customers. In the event that Party B fails to fulfill the aforesaid convention, Party B shall assume all the loss caused by Party B to Party A, its financial institution partners and customers, and Party A shall have the right accordingly to terminate unilaterally their cooperation under this agreement and/or require Party B immediately fulfill its asset subscription liabilities unconditionally regarding the customers’ loans;

(2) Party B shall not collect any fee for assisting Party A in providing loan services and if Party B fails to fulfill the aforesaid convention, Party B shall assume all the loss caused to Party A and the customers and Party A shall have the right accordingly to terminate unilaterally their cooperation under this agreement.

4.3 Common Rights and Liabilities of Party A and Party B

4.3.1 Joint consultation and cooperation model. If any adjustment shall be made during the terms of cooperation, the two parties shall consult with each other in advance.

4.3.2 Jointly handle any dispute from customers and deliver documentary evidence relating to client among others

4.3.3 Jointly improve channels and optimize functions among others

4.3.4 Use logo in accordance with the way agreed by the two parties within the term of cooperation

Article 5     Function and Management of Accounts

5.1 Party B shall open an settlement account 1 at Party A with account no. of [REDACTED]5. The interest of such deposit in settlement account 1 shall be calculated at the the most recent current deposit rate published by the People’s Bank of China and Party A shall pay interest calculated based on its interest settlement rule to Party B. The use of such account shall include the following:

5.1.1 Receiving service fee: Receive service fee paid by Party A to Party B in accordance with the provisions under Article 6.3 in this agreement;

5.1.2 Receiving account interest: Receive interests settled for settlement account 1 and settlement account 2;

[5]	Confidential treatment requested

5.1.3 Receiving payment transferred from other accounts: Receive amount transferred from settlement account 2;

5.1.4 Paying subscription amount: If the balance of the settlement account 2 is lower than the subscription amount of the relevant loan asset, then Party A is authorized to deduct the subscription amount from this account.

5.2 Party B shall open the settlement account 2 at Party A with account no. of [REDACTED]6. The fund in this account shall be monitored by Party A and Party B shall not transfer or withdraw freely. The interest of such deposit in settlement account 2 shall be calculated at the the most recent current deposit rate published by the People’s Bank of China and Party A shall pay interest calculated based on its interest settlement rule to Party B and transfer the interest settled from the settlement account 2 to the settlement account 1 regularly. The use of such account shall include the following:

5.2.1 Receiving service fee: Receive service fee paid by Party A to Party B in accordance with the provisions under Article 6.3 in this agreement;

5.2.2 Depositing the subscripting fund: Party B shall deposit sufficient fund in the account in accordance with provision under this agreement;

5.2.3 Paying subscription amount: When Party B fulfills its subscription liability in accordance with provision under this agreement, Party A shall the right to deduct the subscription amount from this account.

Article 6.    Loan granting, interest rate collecting and fees sharing

6.1    Loan Granting

Party A shall advance the loan to the account designated by the auto seller according to client’s entrust and subject to the provisions of the “Automotive Financing Loan Agreement”, once the loan granting conditions under Automotive Financing Loan Agreement have been met.

6.2    Interest Rate

6.2.1 Party A charges interest rate based on the fixed rate, the specific interest rate is subject to that presented to the customers.

6.2.2 In case the customers fails to fully pay the principles or interests due on the due date then, Party A has right to collect default interest at rate of [[REDACTED]7]of agreed rate in accordance to the provision in 6.2.1, the default interest is calculated based on amount and days of overdue.

[6]	Confidential treatment requested
[7]	Confidential treatment requested

6.3    Service Fees

6.3.1 Party A shall pay the Service fee 1 in accordance to the below provisions as Party B provides the services such as partner dealers expansion and customer acquisitions etc. for the cooperation business under this agreement:

[REDACTED]8

Party B is acknowledged and agreed that: Party A shall pay the Service fee 1 of the loan to the settlement account of Party B at the next day of the date of loan granting; In case the client prepaid the loan between the date of granting to the second repayment date, Party B irrevocably authorizes Party A to directly deduct the fees from the Service fee 1 to be paid to Party B after the date of settlement, and the amount of deduction should equal to Service fee 1 paid on the settled loan.

6.3.2    Party A shall pay the Service fee 2 in accordance to the below provisions as Party B provides the customer services for the cooperation business under this agreement:

[REDACTED]9

Party B is acknowledged and agreed that: Party A shall pay the Service fee 2 of the loan to the settlement account of Party B at the next day of the date of loan granting; In case the client loan meets all conditions below, Party B irrevocably authorizes Party A to transfer the Service fee 2 of the loan to the settlement account 1 at 120 calendar days after the date of loan granting.

(i)	The pledged automobiles shall complete the security interest registration as required by Party A within 120 calendar days from the loan granting date;

(ii)	There is no breach behavior stipulated in the Automotive Financing Loan Agreement within 120 calendar days from the loan granting date.

Party B acknowledges and agrees that if the customers’ loan is settled early within 120 calendar days from the loan granting date, Party A shall transfer Service Fee 2 from Settlement Account 2 to Settlement Account 1 on the next day of the settlement day, and deduct the fine for the loan from Settlement Account 1 on the same day. The fine amount is equal to the amount of Service Fee 2 paid for the settled loan.

[8]	Confidential treatment requested
[9]	Confidential treatment requested

6.3.3 In the event that Part B provides the collection, preservation, recovery, automobile disposal and litigation services to Party A for cooperation business under this agreement, Part A shall pay Service Fee 3 per the following provisions:

[REDACTED]10

Party B acknowledges and agrees that Party A shall pay the monthly Service Fee 3 payable for each loan to Settlement Account 2 on the next day of the repayment date, and transfer Service Fee 3 in Settlement Account 2 to Settlement Account 1 on the next day of the settlement day. If Party A has paid the expense resulted from collection, preservation, recovery, automobile disposal and litigation, Party A shall have the right to deduct an amount equal to the amount of the expense paid by Part A, from Settlement Account 1 or Settlement Account 2

6.3.4 As Party B provide the loan asset subscription service for the cooperation business under this agreement, Party A shall pay Service Fee 4 per the following provision.

[REDACTED]11

Party B acknowledges and agrees that Party A shall pay Service Fee 4 payable for the prior quarter to Settlement Account 1 at the beginning of the first month of each quarter. If either Party A or Party B revises this agreement on the asset subscription and/or service fee payment methods, Party A shall have the right to adjust the payment standards for Service Fee 4, and sign a supplementary agreement separately.

6.4 Invoice

Party B shall issue the special invoices for value-added tax, based on the relevant period (take month as unit) and the paid-up service fee, and per the standards required by Party A, to Party A. The invoices shall be mailed to Party A within the first 10 business days of the next month.

6.5 Other Expenses

6.5.1 For other expenses occurred when carrying out the cooperation business under this agreement, both party shall bear their respective expenses.

6.5.2 Party A shall bear the expense related to People’s Bank of China credit information and public security bureau inquiry credit information, and the expense related to the leased data line between Party A and People’s Bank of China Credit Reference Center and the Ministry of Public Security. Party B shall bear the expense related to Party B’s access to other data source, and the expense related to the leased data line between Party B and other data providers.

6.5.3 For the expense arising from the data sharing between both parties, and the expense arising from the leasing of data lines from telecommunication operators for direct connection between systems, Party B shall bear the expense for the main lines, while Party A shall bear the expense for the standby lines. Neither party shall charge the other party transaction fee or any other expense for system connection, except for the above expenses.

[10]	Confidential treatment requested
[11]	Confidential treatment requested

Article 7    Asset Subscription

7.1 Asset Subscription

7.1.1 Both parties agree and acknowledge that in case of any situations occurring to the loan as below, Party A has the right to declare the acceleration of maturity of such loans, and Party B shall unconditionally subscribe underlying loan assets and make subscription payment, with the subscription amount paid by Party B no lower than the remaining principal, interest, penalty and other related expenses of the subscription asset:

(1) Party B fails to provide Party A with photocopies of qualified materials as required by Party A in 30 natural days (inclusive) after the loan disbursement date, such as the automobiles’s purchase voucher, valid certificate of automobile-related products (services), automobile registration certificates bearing the information of ownership registration, etc., Party B shall immediately pay the subscription amount to Party A;

(2) Party B fails to provide Party A with photocopies of vehicle registration certificates bearing the security interest registration information in 120 natural days (inclusive) in compliance with Party A’s requirement, Party B shall immediately pay the subscription amount to Party A;

[REDACTED]12

7.1.2 Party B acknowledges and agrees that the daily balance of the subscription amount at the settlement account 2 shall be no less than [REDACTED]13

If the balance of the subscription amount at the settlement account 2 is less than [[REDACTED]14], Party A is entitled to stop the disbursement of the additional loan under this agreement.

In the event of holidays, Party B shall replenish the subscription fund the business day prior to the holiday to ensure the balance of the subscription fund meets the requirement of this agreement during the holiday.

7.1.3 Applicable period: from the effective date of this agreement to three years after the expired date of the client’s obligation fulfillment period.

7.1.4 Regardless of if there are any guarantors, the collaterals ( or cash deposit) provided by 3rd parties (including Party B) and collateral provided by the customer, Party A has the right to request Party B to assume the asset subscription obligation first.

[12]	Confidential treatment requested
[13]	Confidential treatment requested
[14]	Confidential treatment requested

7.1.5 In case that the variation between the vehicle purchase price and the vehicle price at the time of application reaches up to 5% or is more than RMB2,000, Party A has the right to declare the acceleration of maturity of such loan and ask Party B to assume asset subscription obligations and to make subscription payment.

7.1.6 In the event of any overdue or abnormal conditions at the customer’s side, Party B shall dispose the underlying automobiles under the authorization of Party A or Party A and its partner financial institutions . On the date of receiving the disposed automobiles or repayment from the automobile disposal, Party B shall unconditionally subscribe underlying loan asset.

7.1.7 If Party B informs Party A the failure to proceed with the security interest registration on the automobile collateral, Party A has the right to declare the acceleration of maturity of such loan and ask Party B to assume asset subscription obligations and to make subscription payment.

7.1.8 Party B shall provide Party A with qualified materials as required by Party A at agreed time and make sure the materials provided to Party A are true, complete and valid; or otherwise, Party A has the right to declare the acceleration of maturity of such loan and ask Party B to assume asset subscription obligations and to make subscription payment.

7.1.9 In the event of any complaints relating to the customers’ loan or any lawsuits or arbitrations relating to automotive sales and purchase at the customers’ side, Party A has the right to the acceleration of maturity of such loan and ask Party B to assume asset subscription obligations and to make subscription payment.

7.1.10 Except for those set forth in Article 7.1.1, Article 7.1.4 – 7.1.9, if Party A or B deems it necessary to require Party B to fulfil its asset subscription obligation during the loan period, Party B shall subscribe the underlying loan asset and make subscription payment at the agreed date.

7.2 Matters related to the Security Interest on the Automobile

7.2.1 Party B must assist Party A in handling the security interest registration and release of the pledged automobiles, in which Party A and/or 3rd Parties designated by Party A are secured parties.

7.2.2 As mandated by Party A, Party B shall dispose the collaterals at discount, auction or sale, etc. The proceeds so raised will be used to repay the remaining principal, interest, penalty and other related expenses to Party A or its partner financial institutions in priority.

Article 8    Data

8.1 Data Sharing

8.1.1 Party A will provide Party B with external credit reference data legally authorized by customers in accordance with the relevant laws and regulations for the purpose of verification by Party B for business cooperation. Save for credit reference by People’s Bank of China and enquiry from public security bureau, Party B will provide Party A with credit reference data of other customers legally authorized by them. No credit reference data shall be disclosed to organizations other than the contracting parties of the cooperation agreement, nor used for illegal purpose.

8.1.2 Party A and Party B shall share loan approval materials, risk investigation result, form of agreements, loan and transaction information to the other party in the process.

8.1.3 Party B shall provide Party A with the information of Party B, other affiliates and the connected entities controlled by the beneficial owner Party B (including but not limited to financial statement, auditor’s report, financial breakdown, taxation data, shareholding structure, financings, evidence for the availability of financings and data of asset operation) on a regularly basis (at lease on quarterly basis) and guarantee the truthfulness, completeness and effectiveness of the information above for the purposing of allowing Party A to evaluate the operation and the capability for asset acquisition of Party B on a timely manner.

8.1.4 For the purpose of engaging in further cooperation in automobile financing by both parties, Party B shall provide Party A with the overall operation data of automobile financing of Party B and its affiliates on a monthly basis, including but not limited to business model, forms of products, borrowing amount, balance of operation, delinquency data, change of organization structure and market channels, etc.

8.1.5 Party B shall provide Party A with the monthly statement or breakdown of bank account for the principal (in RMB and foreign currency) of Party B.

8.2 Data Management

8.2.1 To the extent allowed by the laws, the product data are stored in the host systems of both parties. Financial data stored and managed will be maintained confidential and processed by both parties in accordance with the regulations and compliance requirement. Both parties shall adopt effective technology to safeguard the information security of clients and protect their rights. They shall also prepare protection clause for information security and protection of client’s rights, incident protocol and obligation for compensation. In the event of the occurrence of incidents that have to be reported as required by the regulator or may potentially cause systematic and regional information technology risk, one party shall immediately inform the other party with the impact of the incident, handling and rectification measures.

8.2.2 Without the written consent from Party A, Party B shall make no unauthorized use of the People’s Bank of China credit reference data (including but not limited to variables and rating of People’s Bank of China) enquired by Party A and the results achieved by Party A with various risk models and rules. Such data shall not be used for supporting other businesses of Party B and its affiliates.

Article 9    General Regulations

9.1 Off-Balance Sheet Assets

In the event that Party A has the intention to sell or transfer the clients borrowings (the “Off-Balance Sheet Assets”) under this agreement, Party B shall provide reasonable assistance and make arrangement, including but not limited to the execution of necessary documents/commitments/notice.

9.2 Syndicated Loans

9.2.1 Party A is entitled to cooperation with other financial institutions (the “partner financial institutions”) to jointly grant clients with loans under this agreement. Party B shall fulfill the obligations under this agreement with regard to the provision of loans jointly by Party A and other financial institutions and shall raise no dispute for the reason that Party A is not the sole borrower.

9.2.2 For granting loans jointly by Party A and other partner financial institutions to customers under this agreement, any lenders enjoys the same interests to that of Party A and Party B shall fulfill the obligation for asset acquisition in accordance with this agreement made in this agreement to any lenders. Lenders are allowed to allocate their interests in their sole discretion and Party B shall not make that as a defense for the fulfillment of the obligation for asset acquisition.

9.3 Confidentiality

9.3.1 Both parties shall maintain the information of the other party received or made available, in any formats, regarding to the content below for the execution of this agreement (or the execution of any other agreements as required by this agreement) straightly confidential and shall not disclose or make use of any information below to any third parties other than the regulators departments:

(1) this business cooperation;

(2) the detail of negotiation of this business cooperation;

(3) credit reference data, clients and transaction information provided for this business cooperation;

(4) other businesses, financials and other materials of both parties, including future planning and objectives.

9.3.2 Exceptions

Notwithstanding the foregoing, the disclosure or use of business-related confidential materials is allowed via the method or scope described as below:

(1) Disclosure or use as stipulated or required by regulators governing Party A or B;

(2) Disclosure or use as required by any judicial, arbitrational or other similar proceedings relating to the execution of other agreements for the purpose of fulfilling this agreement or under this agreement.

9.3.3 The confidentiality obligations, starting from the signing date of this agreement, shall not terminate until such information becomes available to the public or permitted by the disclosing party, rather than subject to the termination of this agreement.

Article 10    Default

10.1 Events

The following circumstances (“Default Events” hereafter) shall constitute an event of default by a defaulting party:

(1)	The defaulting party violates any clause of this agreement which is not remediable or which the defaulting party failed to make remedies in 10 natural days after receiving the written notification from the other party asking the defaulting party to make remedies;

(2)	The defaulting party violates any applicable laws and the violation of which will directly violate this agreement or result in losses to the non-defaulting Party;

(3)	The defaulting party violates other contracts signed with Party A (including but not limited to credit agreements and loan agreements) and supplementary agreements.

10.2 Default Notification

10.2.1 In the event of the occurrence of the Default Events, the defaulting party shall notify the non-defaulting party as soon as practicable, but under any circumstances (except for force majeure) no later than 5 natural days after its awareness of relevant Default Events.

10.2.2 After the occurrence of the Default Events and to the extent of not jeopardizing the non-defaulting party’s right to claim for damages, the non-defaulting party may notify the defaulting party in writing its option to continue its fulfillment of this agreement or to terminate the cooperation hereunder in 60 natural days after the earlier of receiving from the defaulting party the notice of default or being made aware of such Default Events.

10.2.3 This agreement will terminate after the defaulting party receives the termination notice with regards to the cooperation hereunder.

10.2.4 Default losses and compensation for damages

(1) The non-defaulting party has the right to request the defaulting party to eliminate the impact of the default;

(2) The non-defaulting party has the right to terminate the cooperation hereunder;

(3) The defaulting party shall be liable for compensation to the non-defaulting party for all direct losses arising from or as a result of the default event of the defaulting party;

(4) The defaulting party shall compensate for the losses suffered by the non-defaulting party as a result of the defaulting party’s malpractice (including but not limited to systematic mis-operation or ill-operations)

Article 11    Termination of This Agreement

11.1 In the event of any of the following circumstances, any party has the right to unilaterally terminate this agreement:

(1) Regulators governing Party A (ie China Banking Regulatory Commission or People’s Bank of China and their branches) have made material changes over their policies relative to the signing date of this agreement or request the termination of this agreement in writing;

(2) Government agencies or regulators have stipulated any other applicable laws or regulations or conducted new explanations or modifications over prevailing applicable laws or regulations as a result of which, both parties are unable to conduct the cooperation or any party is unable to acquire full interest under any material clause hereunder;

(3) Any material adverse changes in any party make it impossible to continue to fulfill this agreement or cause material damage to both parties;

(4) With regard to Article 9 of this agreement, the party complying with the terms of this agreement is entitled to terminate the cooperation under this agreement in the event of default.

11.2 This agreement will terminate upon its expiry unless agreed otherwise in this agreement.

Article 12    Supplementary Articles

12.1 Both Party A and Party B and Jincheng Bank Co., Ltd. enter into “Automotive Financing Cooperation Agreement Between Shenzhen Qianhai WeBank Co., Ltd and Jincheng Bank Co., Ltd. and Shanghai Cango Investment and Management Consultation Service Co., Ltd” with document number Weiyin (CGW-Jincheng, Cango) Hezi 2017 No.001. (the “Original Cooperation Agreement”, containing all supplementary agreement signed under the Original Cooperation Agreement). The Original Cooperation Agreement will expire on March 31 2018 (inclusive), but the loan to existing customers still applies to the Original Cooperation Agreement till all outstanding loan of the existing customers are cleared.

12.2 For the outstanding issues of this agreement (including cooperation on used car financing), both parties will negotiate and enter into a separate agreement.

12.3 The annexes and supplemental agreements of this agreement constitute an integral part of this agreement.

12.4 Any dispute arising between Party A and Party B during the implementation of this agreement shall be settled through negotiation between the two parties. If the negotiation fails, either party may file a lawsuit with the people’s court of the place where the plaintiff is located.

12.5 The conclusion, interpretation and dispute settlement of this agreement are governed by the laws of the People’s Republic of China, and the rights of both parties are protected by the laws of the People’s Republic of China.

12.6 This agreement shall be signed by the legal representatives or authorized agents of Party A and Party B at the signing date, and shall be effective after signed (or affixed name seals) by the legal representatives or authorized agents of Party A and Party B, and affixed with official seals/ special seals for contracts.

12.7 The original version of this agreement is in quadruplicate and all have the same effect. Each party holds two copies

(remainder of page intentionally left blank)

(This is a signature page with no content)

Party A (seal): [seal]

Legal representative (principal) or authorized agent (signature or seal): /s/ Min Gu

Date of signature: April 4, 2018

Party B (seal): [seal]

Legal representative (principal) or authorized agent (signature or seal): /s/ Xiaojun Zhang

Date of signature: April 4, 2018